Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	11/30/2004 12/10/2004 12/15/2004

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	2.5500%	94,012,000.00	36,232,799.40	74,418.84	639,872.19	0.00	639,872.19	714,291.03	35,592,927.21
Factors per Thousand				0.79158873	6.80628207		6.80628207	7.59787080	378.59982992
M	3.0700%	2,888,000.00	1,111,134.22	2,747.55	19,677.79	0.00	19,677.79	22,425.34	1,091,456.43
Factors per Thousand				0.95136773	6.81363920		6.81363920	7.76500693	377.92812673
B	4.0500%	4,189,247.00	1,617,140.64	5,275.26	28,484.63	0.00	28,484.63	33,759.89	1,588,656.01
Factors per Thousand				1.25923824	6.79946301		6.79946301	8.05870124	379.22233041
Pool		101,089,247.00	38,961,074.26	82,441.65	688,034.61	0.00	688,034.61	770,476.26	38,273,039.65
Totals				0.81553333	6.80620967		6.80620967	7.62174299	378.60643724

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	76,994.70	(2,575.86)	74,418.84	2.5500%	0.00
M	2,842.80	(95.25)	2,747.55	3.0700%	0.00
B	5,457.90	(182.64)	5,275.26	4.0500%	0.00

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	11/30/2004 12/10/2004 12/15/2004

Schedule of Remittance

Aggregate Amount Received	991,824.81
Amount Available in the Spread Account	1,804,616.69
Interest Earnings on Spread Account	1,878.43
Letter of Credit Available Amount	5,330,141.22
Monthly Advances	0.00
(Servicing Fee) *	(33,813.26)
(Premium Protection Fee)	(36,562.93)
(Unreimbursed Monthly Advances)	0.00

Available Funds	8,058,084.96

Bond Interest Distributed	82,441.65
Bond Principal Distributed	688,034.61
Escrow Fee	1,948.05
Specified Spread Account Requirement	1,804,616.69
Letter of Credit Available Amount	5,330,141.22
(Required for Spread Account)	0.00
Spread Excess Distributed to Spread Acct Depositor	150,902.74

8,058,084.96

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Collateral Information

Aggregate Beginning Principal Balance of Loans		38,961,074.26
Aggregate Ending Principal Balance of Loans		38,273,039.65
Principal Prepayments (Number / Amount)	3	281,826.86
Curtailments		209,450.73
Excess and Monthly Payments		196,757.02
Recoveries on Previous Realized Losses		29,073.92
Interest Received		274,716.28
Amount of Monthly Advance		0.00
Compensating Interest		643.73
Liquidated Losses (Current / Cumulative)	0.00	2,996,765.93
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	8,497,704.43
Specified Spread Account Requirement		1,804,616.69
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,955,519.43
LOC Available Amount as a percentage of Pool Principal Balance		13.93%
Excess Spread / Extra Interest	54,286.96	118,279.20
Weighted Average SBA Loan Interest Rate		6.6354%
Weighted Average Maturity		174.975
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$33,952.64

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	11/30/2004 12/10/2004 12/15/2004

Exhibit K

Outstanding Balance – Pool	38,273,039.65
# Accounts	298

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	152	20,977,397.46	54.810%
Delinquent 30-59 Days	7	674,441.50	1.762%
Delinquent 60-89 Days	1	863,887.91	2.257%
Delinquent 90-179	3	203,130.94	0.531%
Delinquent 180-719	2	121,764.54	0.318%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	165	22,840,622.35	59.678%

Outstanding Balance – Gross	109,780,906.35
# Accounts	298

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	152	59,399,768.71	54.108%
Delinquent 30-59 Days	7	2,697,764.14	2.457%
Delinquent 60-89 Days	1	1,545,886.70	1.408%
Delinquent 90-179	3	812,522.86	0.740%
Delinquent 180-719	2	487,057.71	0.444%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	165	64,943,000.12	59.157%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	11/30/2004 12/10/2004 12/15/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class A	Class M	Class B	Pool
(ii)	385	385	386	385
(iii)	0	0	0	3
(iv)	0	0	0	2
(v)	0	0	0	2
(x) (a&b) (i)	1	1	1	1
(ii)	0	0	0	0
(iii)	0	0	0	0
total	1	1	1	1
(x) (c&d) (i)	7	7	7	7
(ii)	0	0	0	0
(iii)	0	0	0	0
(iv)	0	0	0	0
(v)	0	0	0	0
(vi)	0	0	0	0
(vii)	0	0	0	0
total	7	7	7	7
(xii)	379	378	379	379

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	11/30/2004 12/10/2004 12/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson Name: Stephanie Hartson Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300